                                                                     Exhibit 4.1


      SIXTH AMENDMENT dated as of September __, 1994, to the Credit Agreement dated as of August 16, 1988, as amended and restated as of July 27, 1992, and as further amended prior to the date hereof (the "Credit Agreement"), among Northwestern Steel and Wire Company, an Illinois corporation ("NWS"), Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc.), a Texas corporation and a direct, wholly-owned subsidiary of NWS ("NWS/Texas" and, together with NWS, the "Borrowers"), the lenders party thereto (the "Lenders") and Chemical Bank, as Agent for the Lenders (the "Agent").

  The Borrowers have requested, subject to the terms and conditions set forth herein, that the Lenders approve the amendment to the Credit Agreement set forth in Section 1 of this Agreement. Accordingly, the Borrowers, the undersigned Lenders and the Agent agree as follows:

  SECTION 1. Amendment. Section 6.01(e) of the Credit Agreement is hereby amended by deleting the amount "$2,000,000" therein and substituting the amount "$4,000,000" therefor.

  SECTION 2. Representations and Warranties. The Borrowers jointly and severally represent and warrant to each of the Lenders that, after giving effect to this
Agreement:

  (a) as of the date hereof, there exists no Event of Default or event which, with notice, lapse of time or both, would constitute an Event of Default;

  (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

  (c) as of the date hereof, the Borrowers have performed all obligations to be performed on their part as set forth in the Credit Agreement and the other Loan Documents.
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                                                                              2

  SECTION 3. Conditions of Effectiveness. This Agreement shall become effective upon receipt by the Agent (or its counsel) of counterparts of this Agreement which, when taken together, bear the signatures of each Borrower and the Required Lenders.

  SECTION 4. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

  SECTION 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

  SECTION 6. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

  SECTION 7. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Agent or any Lender in connection with this Agreement.

  SECTION 8. Headings. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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                                                                               3

  SECTION 9. Capitalized Terms. Unless otherwise specified, capitalized terms used herein shall have the respective meanings assigned thereto in the Credit Agreement.

  IN WITNESS WHEREOF, the Borrowers, the Agent and the undersigned Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                       NORTHWESTERN STEEL AND WIRE
                                       COMPANY, an Illinois
                                       corporation,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       NORTHWESTERN STEEL AND WIRE
                                       COMPANY, a Texas corporation,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       CHEMICAL BANK, in its capacity
                                       as a Lender and as Agent,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       MARINE MIDLAND BUSINESS LOANS,
                                       INC.,

                                         by
                                           __________________________
                                           Name:
                                           Title:

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                                                                              4

                                       WELLS FARGO BANK, N.A.,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       MITSUI NEVITT CAPITAL CORP.,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       THE TRAVELERS INSURANCE
                                       COMPANY,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       THE TRAVELERS INDEMNITY
                                       COMPANY,

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       THE PHOENIX INSURANCE COMPANY,

                                         by
                                           __________________________
                                           Name:
                                           Title:
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                                                                              5

                                       THE TRAVELERS INSURANCE
                                       COMPANY (AS TO SEPARATE
                                       ACCOUNT D),

                                         by
                                           __________________________
                                           Name:
                                           Title:


                                       HELLER FINANCIAL, INC.,

                                         by
                                           __________________________
                                           Name:
                                           Title: